UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2022 (September 4, 2022)

CHANNELADVISOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35940	56-2257867
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3025 Carrington Mill Boulevard

Morrisville, NC 27560

(Address of principal executive offices, including zip code)

(919) 228-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ECOM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 4, 2022, ChannelAdvisor Corporation, a Delaware corporation (the “Company” or “ChannelAdvisor”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CommerceHub, Inc., a Delaware corporation (“Parent”), and CH Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”, together with all of the transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger (the “Surviving Corporation”) as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each:

(i)

share of common stock, par value $0.001 per share, of the Company (“Shares”) issued and outstanding as of immediately prior to the Effective Time (except for Shares (A) held by the Company (including in the Company’s treasury); (B) held by Parent or Merger Sub or any other direct or indirect wholly owned subsidiary of Parent; and (C) held by holders (i) who are entitled to demand appraisal rights under Section 262 of the Delaware General Corporation Law, as amended (the “DGCL”), (ii) have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and (iii) as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL) will be canceled and cease to exist and converted into the right to receive $23.10 in cash, without interest thereon (the “Merger Consideration”), subject to any withholding of taxes required by applicable law;

(ii)

option to purchase Shares (each, a “Company Option”) that is outstanding and vested as of immediately prior to the Effective Time or that vests in accordance with its terms upon consummation of the Transactions will be cancelled and automatically converted into the right to receive an amount in cash, without interest thereon, equal to the product of (A) the total number of Shares underlying such Company Option, multiplied by (B) the excess, if any, of (1) the Merger Consideration over (2) the per share exercise price for such Vested Options, less applicable tax withholdings;

(iii)

Company Option that is outstanding and unvested as of immediately prior to the Effective Time (each, an “Unvested Option”) shall be cancelled and replaced with a right to receive an amount in cash, without interest thereon, equal to the product of (A) the total number of Shares underlying such Company Option multiplied by (B) the excess, if any, of (1) the Merger Consideration over (2) the per share exercise price for such Company Option, less applicable tax withholdings (the “Cash Replacement Option Amounts”), which Cash Replacement Option Amounts will, subject to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Option for which such Cash Replacement Option Amounts were exchanged would have vested pursuant to its terms;

(iv)

restricted stock unit award (each, a “Company RSU”) that is outstanding and vested as of immediately prior to the Effective Time or that vests in accordance with its terms upon consummation of the Transactions (the “Vested RSUs”) will be cancelled and converted into and will become the right to receive (without interest) an amount in cash equal to (A) the total number of Shares underlying such Vested RSU, multiplied by (B) the Merger Consideration, less applicable tax withholdings;

(v)

Company RSU that is not a Vested RSU (each, an “Unvested RSU”) will be replaced with a right to receive an amount in cash, without interest thereon, equal to (A) the total number of Shares underlying such Unvested RSU, multiplied by (B) the Merger Consideration (the “Cash Replacement RSU Amounts”), less applicable tax withholdings, which Cash Replacement RSU Amounts shall, subject to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms; and

(vi)

performance-based stock unit award (each, a “Company PSU”) that is outstanding and vested as of immediately prior to the Effective Time or that vests in accordance with the terms upon the consummation of the Transactions (the “Vested PSUs”) will be cancelled and converted into and will become the right to receive (without interest) an amount in cash equal to (A) the total number of Shares underlying such Vested PSU, multiplied by (B) the Merger Consideration, less applicable tax withholdings;

(vii)

Company PSU that is not a Vested PSU (each, an “Unvested PSU”) will be replaced with a right to receive an amount in cash, without interest thereon, equal to (A) the total number of Shares underlying such Unvested PSU (as determined in accordance with the last sentence of Section 1.8(c)(ii) of the Merger Agreement), multiplied by (B) the Merger Consideration (the “Cash Replacement PSU Amounts”), less applicable tax withholdings, which Cash Replacement PSU Amounts shall, subject only to the holder’s continued service with Parent or its affiliates through the applicable vesting dates, vest and be payable at the same time as the Unvested PSUs for which such Cash Replacement PSU Amounts were exchanged would have vested and been payable pursuant to their terms.

Concurrently with the execution of the Merger Agreement, Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement. Sixth Street Partners and the other lenders party thereto are parties to a debt commitment letter delivered to Parent and has agreed to provide debt financing for the transactions in the aggregate principal amount of up to $385 million, subject to the terms and conditions set forth in such commitment letter. In addition, funds affiliated with GTCR, a fund affiliated with Sycamore Partners, and United Parcel Service of America, Inc. (together, the “Investors”) have each delivered an equity commitment letter (each, an “Equity Commitment Letter”) to Parent, pursuant to which, upon the terms and subject to the conditions set forth in the Equity Commitment Letters, such Investors have committed to capitalize Parent with an aggregate equity contribution of $325 million at the closing of the Merger. The Merger is not subject to a financing condition. In addition, concurrently with the execution of the Merger Agreement, the Investors and certain other equityholders of CommerceHub have entered into a limited guarantee, pursuant to which such parties have agreed to guarantee Parent’s obligation to pay any termination fee, reimburse and indemnify the Company with respect to certain expenses in connection with Parent’s debt financing and pay certain other amounts required under the Merger Agreement, subject to the terms thereof.

Consummation of the Merger is subject to certain conditions, including, but not limited to, the: (i) Company’s receipt of the approval of the Company’s stockholders representing a majority of the outstanding Shares (the “Company Required Vote”); (ii) expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and (iii) absence of any legal requirement, order or injunction enjoining or otherwise prohibiting the consummation of the Merger.

The Company has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants regarding the operation of the business of the Company and its subsidiaries prior to the Effective Time. The Merger Agreement also includes covenants requiring the Company not to (i) solicit, initiate, or knowingly facilitate, or knowingly encourage (including by way of furnishing non-public information) any acquisition proposal or any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal, or (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish or afford access to any other person any non-public information relating to the Company, among other prohibitions and subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an acquisition proposal if the Company’s board of directors (the “Company Board”) determines in good faith (after consultation with its financial advisors and outside legal counsel) that such acquisition proposal either (x) constitutes a superior offer or (y) could reasonably be expected to lead to a superior offer, and the failure to explore such alternative acquisition proposal could reasonably be expected to lead to a breach of its fiduciary duties under applicable legal requirements. The Company has also agreed to convene a meeting of its stockholders for the purpose of obtaining the Company Required Vote.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement in accordance with its terms, under specified circumstances, the Company will be required to pay Parent a termination fee, including if the Merger Agreement is terminated due to (i) the Company accepting a superior offer, (ii) the Company breaching its non-solicitation obligations subject to customary cure rights, or (iii) the Company Board’s withdrawal of its recommendation of the Merger, then the termination fee payable by the Company to Parent will be $23,000,000. The Merger Agreement further provides that Parent will be required to pay the Company a termination fee of $62,000,000 in the event that the Merger Agreement is terminated under certain specified circumstances, including if the Merger Agreement is terminated by the Company following: (i) Parent’s failure to consummate the Merger as required pursuant to, and in the circumstances specified in, the Merger Agreement; or (ii) Parent or Merger Sub’s material breach of its representations, warranties or covenants in a manner that would cause the related closing conditions to not be satisfied. In addition, the Merger Agreement provides that Parent will be required to pay the Company a termination fee of $47,000,000 in the event that the Merger Agreement is terminated (i) by the Company or Parent due to a legal restraint prohibiting the Merger and such legal restraint relates to, arises under, or is in connection with U.S. antitrust law or (ii) by Parent or the Company on or after March 6, 2023 (the “Termination Date”) and certain U.S. antitrust closing conditions have not been satisfied.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by the Termination Date, subject to either party’s ability to extend for an additional 3 months if the Transactions have not been consummated if certain antitrust closing conditions have not been satisfied.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement contains representations and warranties by each of Parent, Merger Sub and the Company. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and: (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; and (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws.

Item 8.01	Other Events.

On September 6, 2022, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press released is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information and Where to Find It

This filing is being made in respect of the proposed Merger involving the Company and Parent. In connection with the Merger, the Company will be filing documents with the SEC, including preliminary and definitive proxy statements relating to and describing the Merger. The definitive proxy statement will be mailed to Company stockholders in connection with the Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on the Company’s website at www.channeladvisor.com or by contacting Company Investor Relations at (919) 228-4817.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. ChannelAdvisor and its respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from ChannelAdvisor stockholders in connection with the Merger. Information about ChannelAdvisor’s directors, executive officers and employees in the Merger will be included in the proxy statements described above. Additional information regarding these individuals is set forth in ChannelAdvisor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the definitive proxy statement on Schedule 14A for ChannelAdvisor’s most recent Annual Meeting of Stockholders held on May 13, 2022, and ChannelAdvisor’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022. To the extent ChannelAdvisor’s directors and executive officers or their holdings of ChannelAdvisor securities have changed from the amounts disclosed in those filings, to ChannelAdvisor’s knowledge, such changes have been or will be reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov or at ChannelAdvisor’s website at www.ChannelAdvisor.com.

Forward-Looking Statements

This communication contains forward-looking statements which include, but are not limited to, all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future, or the completion or effects of the Merger. In some cases, these statements include words like: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. ChannelAdvisor’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the Merger, satisfaction of closing conditions precedent to the consummation of the Merger, potential delays in consummating the Merger, the ability of ChannelAdvisor to timely and successfully achieve the anticipated benefits of the transaction and the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in ChannelAdvisor’s most recent filings with the SEC, including ChannelAdvisor’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this communication are made only as of the date hereof. ChannelAdvisor assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of September 4, 2022, by and among CommerceHub, Inc., a Delaware corporation, and CH Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of CommerceHub, Inc., and ChannelAdvisor Corporation, a Delaware corporation.**

99.1	ChannelAdvisor Corporation Joint Press Release, dated as of September 6, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).*

*	Submitted electronically with this Report in accordance with the provisions of Regulation S-T.
**	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELADVISOR CORPORATION

By:	/s/ Richard F. Cornetta
Richard F. Cornetta Chief Financial Officer

Date: September 6, 2022